EXHIBIT 10.39

PRIVATE  & CONFIDENTIAL
-----------------------

26th October, 2000

Viatel UK Limited
Parnell House
25 Wilton Road
London
SW1V 1LW
Attn: Mr S. Grist

                                FACILITY LETTER


Dear Mr  Grist

Cisco Systems Capital (CSC) specializes in providing innovative finance solutions for Cisco Systems products and services. We are pleased to detail our terms and conditions under which we are prepared to consider offering the following lease facilities.




1. LESSOR:              Cisco Systems Capital (the "Lessor")

2. LESSEE:              Viatel UK Limited ( the "Lessee")

3. GUARANTOR            Viatel Inc

4. FACILITY AMOUNT:     Lease  Facility  providing  for  leases  in  US  Dollars
                        subject to a US$50,000,000 aggregate credit limit.

5. AVAILABILITY:        The facility will be made  available to the Lessee up to
                        and including [Redacted] subject always to the terms and
                        conditions   contained  herein.   Such  facility,   once
                        granted, will remain in place until such date, provided there is in the Lessor's sole opinion no material adverse change in the Lessee's or Guarantor's financial condition.

6. LEASE TERM/PAYMENT   The  term of  each  lease  shall  be  [Redacted]  years,
   REQUIREMENTS:        repayable by [Redacted]  quarterly payments as set forth
                        below. All payments will be made by Standing Order. All payments are shown exclusive of VAT. The Lessor reserves the right to amend the payments in line with movements in the three-year swap rate as determined by the Lessor based upon Bloomberg on the day the Lessor prepares any Equipment Lease Schedule ("Swap Rate").

7. RENTAL PAYMENT       [Redacted]   payable   quarterly  in  advance   INVOICED
   [Redacted]           (exclusive  of VAT) based on an assumed Swap Rate of 7%.
                        If the actual Swap Rate is different to the assumed Swap
                        Rate on draw-down then the payment will be adjusted either upwards or downwards by the Adjustment Factor shown below and pro-rata amounts thereof.

8. ADJUSTMENT FACTOR    [Redacted] for  every [Redacted]  per cent ([Redacted]%)
                        movement in the assumed Swap Rate of 7% and pro-rata amounts thereof.

9. EXTENSION RENTAL     [Redacted] % of  invoiced  amount  payable  annually  in
   PAYMENTS             advance (exclusive of VAT)

10. REBATE OF RENTALS   [Redacted]% of net sale proceeds.

11. PURPOSE:            For  the   purchase  of  Cisco  Networking   hardware  &
                        Software products and services  (including  limited soft
                        costs)  up  to  an  aggregate  cost  not  to exceed  the
                        Facility  Amount.   For  the  avoidance  of  doubt,  any
                        Cisco Services to be financed under the facility will be limited to one-year Service agreement only.

12. CONDITIONS TO        To include without limitation :
   FINANCING COMMITMENT: 1. Guarantee of Viatel Inc.

                         2. Soft costs not to exceed 10% of  total facility.

                         3. Equipment   to  be  located   in   UK,   with  other
                            jurisdictions subject to prior consent. In particular, [Redacted] will be consented to with certain conditions attached in the case of [Redacted]. CSC will exercise reasonable endeavors to undertake and complete country due diligence as to [Redacted] and [Redacted] on or before November 30, in order to determine whether consent can be granted to the location of equipment in such countries, and if so, under what conditions.

                         4. [Redacted]

13. MISCELLANEOUS:      Whether or not the  transaction(s)  contemplated  hereby
                        are consummated, the Lessee agrees to pay on demand all reasonable costs and expenses of the Lessor, fees and disbursements of counsel to the Lessor incurred in connection with this facility and the matters related thereto with the negotiation, documentation and closing of the transactions contemplated (not to exceed 0.25% of the total Facility Amount). THE LESSOR MAY IN ITS SOLE
                        DISCRETION,  WITHDRAW THIS FACILITY OFFER, IF THE LESSEE
                        HAS NOT COMPLIED TO THE LESSOR'S  SATISFACTION  WITH THE
                        TERMS AND CONDITIONS OF THIS DOCUMENT IN ITS TOTALITY BY
                        30TH OCTOBER  2000.  THIS  FACILITY  LETTER  CANCELS AND
                        REPLACES ANY PREVIOUS FACILITY LETTERS SENT BY LESSOR TO
                        LESSEE.


This letter and its terms are confidential and may not be disclosed to any person or entity other than on a confidential basis to your accountants, attorneys and other professional advisors retained by you in connection with this Facility, and shall be governed by English law. Further, Viatel Inc and its related companies, defined in this document as any company where Viatel Inc, has a direct or indirect holding of more than 5%, agrees that it shall not, without Lessor's prior written consent, disclose the existence or terms of any financing facility with Lessor or use the name or logo of the Lessor or Cisco Systems in any press release, advertisement or other public pronouncement nor represent to any person that the relationship between the Lessee and the Lessor or Cisco Systems is other than that of seller of equipment and/or lessor/lessee, except as may be required by law. Save for the content of paragraph 13 above, which shall be binding between the parties, this letter is `subject to lease ` and is not intended to create any legal relationship between yourselves and ourselves. No such relationship shall exist until both parties have executed a definitive lease agreement.

Yours sincerely,                                 Yours sincerely,
CISCO SYSTEMS CAPITAL                            ACCEPTED BY:



                                                 for: VIATEL UK LIMITED


By: /s/ SIGNATURE ILLEGIBLE                      NAME: /s/ Allan Shaw
                                                       -------------------------

Date:                                            Date:



CC A. Shaw, Chief Financial Officer, Viatel Inc
      W. Murphy, President, Viatel Inc